Exhibit 5.1

[Letterhead of Perkins Coie LLP]

May 6, 2008

Itron, Inc.

2111 N. Molter Road

Liberty Lake, Washington 99019

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Itron, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) of the registration statement on Form S-3, Reg. File No. 333-133026 (the “Registration Statement”), for the registration of the sale from time to time of:

(a) shares of the Company’s common stock, no par value (the “Common Stock”),

(b) shares of the Company’s preferred stock, no par value, and convertible preferred stock, no par value (the “Preferred Stock”),

(c) debt securities of the Company (the “Debt Securities”),

(d) convertible debt securities of the Company (the “Convertible Debt Securities”), and

(e) preferred share purchase rights to purchase shares of the Company’s Series R Junior Participating Cumulative Preferred Stock that attach to the Common Stock (the “Rights” and together with the Common Stock, Preferred Stock, Debt Securities and Convertible Debt Securities, collectively the “Securities”), when issued in accordance with the terms of the Rights Agreement, dated as of December 11, 2002, between the Company and Mellon Investor Services LLC, as rights agent (as it may be amended from time to time, the “Rights Agreement”).

Itron, Inc.

May 6, 2008

The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein and any prospectus supplements.

In each case, except as otherwise set forth in the applicable prospectus supplement, (a) any Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the “Indenture”) to be entered into between the Company and a trustee thereunder (the “Debt Trustee”) in a form that either has been filed as an exhibit to the Registration Statement or will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (b) any Convertible Debt Securities will be issued in one or more series pursuant to a Convertible Debt Indenture (together with any supplemental indentures, the “Convertible Debt Indenture”) to be entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in a form that either has been filed as an exhibit to the Registration Statement or will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (c) any series of Preferred Stock will be issued under the Company’s Amended and Restated Articles of Incorporation, as may be amended from time to time after the date hereof (the “Articles”), and one or more resolutions of the Board of Directors setting forth the terms and conditions of the Preferred Stock; and (d) any Common Stock will be issued under the Company’s Articles.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “corporate proceedings”), the Company’s Board of Directors, will before they are issued, authorize the issuance of any Securities, and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors or a committee thereof or certain authorized officers of the Company.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Articles and Amended and Restated Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume (a) that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (b) with respect to the opinions in Paragraphs 3 and 5 below, compliance by the Company and the Trustee with the terms and conditions of the Debt Indenture or the Convertible Debt Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such Indenture, (c) all applicable corporate proceedings authorizing the issue, offer and sale of the Securities remain in full force and effect at all times any Securities are issued, offered or sold by the Company,

Itron, Inc.

May 6, 2008

(d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities, will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be, and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.	When (a) the terms of any particular series of Preferred Stock have been established in accordance with the Articles and applicable corporate proceedings authorizing the issuance and sale of Preferred Stock, (b) a statement of designation conforming with Washington law regarding the Preferred Stock has been filed with and accepted by the Secretary of State of the State of Washington and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement related thereto, and in accordance with the terms of the particular series as established by the applicable corporate proceedings, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When the Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Debt Trustee, the Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.

When (a) the applicable Debt Securities have been duly authorized, (b) the final terms of the applicable Debt Securities have been duly established and approved, and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement related thereto, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance

Itron, Inc.

May 6, 2008

with the terms thereof and will be entitled to the benefits of the Debt Indenture.

5.	When the Convertible Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Convertible Trustee, the Convertible Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	When (a) the Convertible Debt Securities have been duly authorized, (b) the final terms of the Convertible Debt Securities have been duly established and approved, and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Trustee in accordance with the Convertible Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement related thereto, the Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Convertible Indenture.

7.	When issued pursuant to the terms of the Rights Agreement, the Rights will be validly issued.

The foregoing opinions are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof (including, but not limited to, the laws, rules and regulations as in effect as of the date hereof) and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b. We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

Itron, Inc.

May 6, 2008

c. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America.

This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ Perkins Coie LLP